Exhibits to be filed by EDGAR


B-34  By-Laws of JCP&L Transition Holdings, Inc. dated February 24, 2000.

B-36  By-Laws of JCP&L Transition, Inc. dated February 24, 2000.

B-22 Certificate of Incorporation of GPU Enertech Holdings, Inc. dated February 22, 2000.

B-20 Certificate of Formation of GPU Diversified Holdings, LLC dated August 3, 2000.

B-23  By-Laws of GPU Enertech Holdings, Inc. dated February 22, 2000.

B-38 Limited Liability Company Agreement of JCP&L Transition Funding LLC dated February 24, 2000.

B-21 Limited Liability Company Agreement of GPU Diversified Holdings, LLC dated December 12, 2000.

B-35 Certificate of Incorporation of JCP&L Transition, Inc. dated February 24, 2000.

B-33 Certificate of Incorporation of JCP&L Transition Holdings, Inc. dated February 24, 2000.

B-37 Certificate of Formation of JCP&L Transition Funding LLC dated February 24, 2000.

B-168 Restated  Certificate  of  Incorporation  of The L.E.  Myers Company as of
      April 29, 1982.

B-169 By-Laws of the L.E. Myers Company as Amended and Restated on May 15, 1996.

B-170 Certificate of Incorporation of MYRcom, Inc. dated April 20, 1999.

B-171 MYRcom, Inc. Subscription Agreement dated as of April 20, 1999.

B-172 MYRcom,  Inc.  - Written  Consent  in Lieu of  Organizational  Meeting  of
      Incorporators dated as of April 20, 1999.

B-173 By-Laws of MYRcom, Inc. dated as of April 20, 1999.

B-174 Articles of Incorporation of Sturgeon Electric Company, Inc. dated
      August 20, 1974.

B-175 Certificate of Merger of Sturgeon Electric Company, Inc., a Colorado
      Corporation into Sturgeon Electric Company, Inc. a Michigan Corporation dated August 30, 1974.

B-176 Agreement and Plan of Merger - Sturgeon Electric Company, Inc., a
      Colorado Corporation into Sturgeon Electric Company, Inc., a Michigan Corporation dated August 30, 1974.

B-177 Certificate of Merger of Harsub, Inc. into Sturgeon Electric Company,
      Inc. dated September 26, 1974.

B-178 Plan of Merger of Sturgeon Electric Company, Inc. and Harsub, Inc.
      dated September 4, 1974.

B-179 By-Laws of Sturgeon Electric Company, Inc. as Amended and Restated on
      May 15, 1996.

B-180 Certificate of Incorporation of MYRpower, Inc. dated April 18, 2000.

B-181 Subscription Agreement - MYRpower, Inc. dated April 19, 2000.

B-182 MYRpower, Inc. Written Consent in Lieu of Organizational Meeting of
      Incorporators dated April 19, 2000.

B-183 By-Laws of MYRpower, Inc. dated April 19, 2000.

B-184 Articles of  Incorporation  of Harlan Electric  Company dated December 26,
      1940.

B-185 By-Laws of Harlan  Electric  Company as Amended  and  Restated  on May 15,
      1996.

B-186 Articles of Incorporation of ComTel Technology, Inc. dated March 23,
      1983.

B-187 By-Laws of ComTel Technology dated March 23, 1983.

b-188 Articles of Incorporation of Power Piping Company dated October 31, 1963.

B-189 By-Laws of Power Piping Company as Amended and Restated on May 15, 1996.

B-190 Articles of Incorporation of D.W.Close Company, Inc. dated February 16,
      1979.

B-191 By-Laws of D.W. Close Company, Inc. dated February 16, 1979.

B-192 Restated Certificate of Incorporation of MYR Group, Inc. dated December
      14, 1995.

B-193 Certificate of Amendment of Amended and Restated Certificate of
      Incorporation of MYR Group, Inc. dated May 23, 1996.

B-194 Certificate of Amendment of Amended and Restated Certificate of
      Incorporation of MYR Group, Inc. dated May 10, 1999.

B-195 Certificate of Ownership and Merger Merging GPX Acquisition Corporation
      With and Into MYR Group, Inc. dated April 26, 2000.

B-196 Amended and Restated Certificate of Incorporation of MYR Group, Inc.

B-197 By-Laws of MYR Group, Inc.

B-198 Articles of Amendment to the Articles of Incorporation of Alvarado-
      Martinez Construction Management Corporation (Great Southwestern Construction, Inc.) dated June 28, 1977.

B-199 Articles of Incorporation  of  Alvarado-Martinez  Construction  Management
      Corporation (Great Southwestern Construction, Inc) dated June 15, 1977.

B-200 Articles of Amendment to the Articles of Incorporation of Alvarado-
      Martinez Construction Management Corporation (Great Southwestern Construction, Inc.) dated November 13, 1980.

B-201 By-Laws  of  the  Alvarado-Martinez  Construction  Management  Corporation
      (Great Southwestern Construction, Inc.)

B-202 Articles of Incorporation of Hawkeye Construction, Inc. dated September
      5, 1984.

B-203 By-Laws of Hawkeye Construction, Inc. dated September 5, 1984.

C-8 GPU Service, Inc. Supplemental and Excess Benefits Plan, as amended August 8, 2000.

C-43 GPU, Inc. Stock Option and Restricted Stock Plan for MYR Group, Inc. Employees amended as of April 5, 2001.

C-41  Amendment to GPU, Inc. 1990 Stock Plan dated as of April 5, 2001.

C-40 Amendment to Deferred Stock Unit Plan for Outside Directors of GPU, Inc. dated as of April 5, 2001.

D-1   Tax Allocation Agreements

E-1 Venture Disclosures - Fiber Optic System Lease Agreements With Non-associated Companies.

E-2   Venture Disclosures - Services to Non-Affiliated Utilities.

F-1 Item 6. Part III - Compensation and other related information for the Officers and Directors of GPU, JCP&L, Met-Ed and Penelec.

F-2 Consolidating Financial Statements of Jersey Central Power & Light Company for 2000.

      Consolidating Financial Statements of Metropolitan Edison Company for
      2000.

      Consolidating Financial Statements of Pennsylvania Electric Company for 2000.

G-1 Organizational chart showing the relationship of GPU Power, Inc. to each exempt wholesale generator (EWG) in which it holds an interest.

      Organizational chart showing the relationship of GPU Capital, Inc. to each foreign utility company (FUCO) in which it holds an interest.